Exhibit 99.1

 Investor PresentationJanuary 2020

 2  Safe Harbor    This slide presentation contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Statements made in this slide presentation that relate to future plans events or performances are forward-looking statements. Any statements containing words such as “believes,” “anticipates,” “plans,” or “expects,” and other statements which are not historical facts contained in this slide presentation are forward-looking, and these statements involve risks and uncertainties and are based on current expectations. Consequently, actual results could differ materially from the expectations expressed in these forward-looking statements. Important factors that may cause actual results to differ are set forth in the company's periodic filings with the US Securities and Exchange Commission. Any forward-looking statements included in this slide presentation are made only as of the date they are made and we undertake no obligation to update such statements to reflect events or circumstances occurring after the date of this slide presentation except as required by law.

 3  Leading Specialty Ingredient Company    High Nutritional Benefits: High in fiber, protein, healthy fats and anti-oxidantsClean Label Attributes: Gluten free, non-allergenic and non-GMOBroad Market Segments: Natural, Vegan, Kosher and non-GMOAttractive Product Story: By-product from milling creates large supplyDevelopment of Plant Based Foods: Meat analogs, health conscious diet trends Replaces Less Desirable Alternative: Wheat, Corn, Soy and Yeast  Our mission is to supply producers with the ingredients consumers want for a healthy and natural diet

 4  Leading Supplier of Stabilized Rice Bran    Large natural source: global rice bran production is estimated atHistorically underutilized: raw rice bran is prone to rapid oxidation, historically destroying its nutritional and economic valueSignificant market opportunity: currently less than 10% of rice bran is used for human consumption1  0 - 33 - 66 - 99 -212 - 3.8K3.8K – 7.7K7.7K – 11.5K11.5K – 15.3K  1000 MT/YR  Our business model is underpinned by our unique ability to leverage rice bran, a highly underutilized food resource  Natural food additive: rice bran’s inherent characteristics make it an ideal replacement for other food additives which have become less desirable (eg. Soy, Corn). Large global source: a natural byproduct of rice milling, global rice bran production is estimated at ~63 MMT per year1  1. Kahlon, T.S. 2009

Revolutionary New Propriety Technology

RiceBran's proprietary technology stabilizes rice bran and brings this highly valuable new ingredient to the global food market

- ✓ **Rice is one of leading grains in the global food market**
  - — During the milling process, the bran layers and germ, commonly referred to as rice bran, are removed in the process of producing white rice
- ✓ **Most of the nutritive value of rice is found in the bran and germ**
  - — Rice bran has a balanced and dense nutrient profile of protein, fiber, fats and carbs along with a rich source of vitamin E and gamma-oryzanol antioxidants
- ✓ **Rice bran adoption has never been practical because of its short shelf life**
  - — Upon milling, the rice bran becomes rancid within hours of milling and is commonly disposed as a low value by-product
- ✓ **RiceBran's proprietary technology removes barriers to use**
  - — RiceBran's custom engineered processing equipment stabilizes rice bran for one year, allowing its use in food and animal nutrition products awn
lemma
bran
nucellar tissue
testa
pericarp
endosperm
aleurone layer
endosperm cells
with starchy granule
embrio
plumule
scutellum
radicle

riceBran technologies

5

Large Market Segment Opportunities

Commercial exploitation of stabilized rice bran has a potential $300-400M North American TAM

- ✓ **Functional Beverage ($116 billion category[1])**
  - Nutritional beverage companies use rice bran as a fiber additive, a protein source and anti-oxidant supplement
- ✓ **Healthy Snacks ($23 billion category[2])**
  - Snack companies use rice bran as a non-GMO and gluten free replacement for corn, wheat and soy with the benefit of high protein and fiber
- ✓ **Organic Snack and Beverage ($13 billion category[3])**
  - Organic rice bran is a gluten free substitute for wheat flours that also provides a rich protein and fiber source
- ✓ **Companion Animal ($30 billion category[4])**
  - Companion animal companies are adopting rice bran in a move towards clean label, human-grade ingredients in pet food

1. Mordor Intelligence 2. Grandview Research 3. TechSci Research 4. American Pet Products Association

NON GMO Project VERIFIED nongmoproject.org

Certified GF Gluten-Free

ALLERGEN FREE

VEGAN FRIENDLY

riceBran technologies

6

 7  Strong Customer Response and Adoption  Healthy Beverage Customer Formulated ready to drink rice bran nutritional beverage that met customer’s clean label initiative while improving mouth feel and nutritional profile Granola Bar Customer Snack company was able to use rice bran as a non-GMO and gluten free replacement for wheat with the benefit of high protein and fiber Organic Beverage Powder Organic rice bran derivative was formulated into a powder that mixes well with water, smoothies, or juice to provide an excellent source of Vitamin ELarge Pet Treat Producer Customer was able to replace yeast, improve costs and increase processing results in a popular pet treat  RiceBran Technologies is seeing an acceleration in the adoption of stabilized rice bran as a food additive

 8  Executing On Our Growth Strategy     Divestiture of non-core business and balance sheet repair: Completed Facility upgrades and safety certifications: CompletedExpanding sales team to drive higher volumes: CompletedVertical integration and operating efficiencies: In-process Golden Ridge secures low cost source of rice bran and provides capacity in the Delta, closer to customers, drives sales expansion and improved margins MGI expands on Golden Ridge’s product offerings to other types of grains our customers buy allowing our sales team to sell more effectively, already seeing business expansion Investing in new products and product extensions: targeting 2-3 per year  RiceBran Technologies is now well positioned to expand our dominant market share in stabilized rice bran and related products

 9  RBT Significant Milestones       RiceBran Technologies has completed a significant CAPEX cycle and is now positioned for growth

 10  Golden Ridge Significant Milestones      Completing our debottlenecking project at Golden Ridge will significantly increase the production capacity of the facility and enhance the quality of its milling capabilities.

Funding Our Growth Strategy

With the completion of the Golden Ridge debottlenecking project, RiceBran Technologies will transition to a path to positive EBITDA

- ✓ **Completing the Golden Ridge debottlenecking will drive capacity and productivity enhancement**
  - Turn around initiative running roughly one-quarter behind schedule due to capital equipment delays
  - Last key piece of equipment arrived in December and was put into place in the first week of January
  - Initial post-debottlenecking metrics give confidence in significant ramp in revenue
- ✓ **Higher revenues and aggressive cost containment expected to drive significant improvement in EBITDA trends**
  - Overall organic revenue growth rates in 2020 expected to approach 2019 levels
  - Golden Ridge expected to transition to positive EBITDA on a monthly basis
  - Improved contribution from Golden Ridge and leverage from higher SRB sales to drive positive EBITDA trends
- ✓ **Golden Ridge capacity expansion will allow further profitability to come from supply chain optimization**
  - Meaningful reduction in core SRB costs vis-à-vis existing sources give RBT the opportunity to compete on price
  - Strategic location in AR further reduces cost of shipping to customers in the Midwest and Northeast
  - Current outlook foresees transition to positive FCF in 2021

riceBran technologies

11

Summary of Investment Highlights

- ✓ **Inherently High Levels of Profitability**
  - — Proprietary technology and dominant market share provide gross profit margins in our core rice bran business in excess of 30%
- ✓ **Strategic Vertical Integration**
  - — Acquisition of Golden Ridge Rice Mill secures access to core inputs and MGI Grain expands our product portfolio to other ingredients desired by our customers
- ✓ **Blue-Chip Customer Base**
  - — RiceBran Technologies is a key ingredient supplier to some of the leading companies in the global supply chain for food and animal nutrients
- ✓ **State of the Art Production Facilities**
  - — Recent recapitalization has permitted RiceBran Technologies to invest in upgrading its network of production facilities including achieving SQF certification
- ✓ **Support from Key Strategic Stakeholders**
  - — RiceBran Technologies is backed by key investors and has partnerships with large entities that control over $260 billion in assets in the global food supply chain

12

 13  Conclusion

Strong Management Team

- ✓ **Brent Rystrom, Chief Executive Officer**
  - — Former Wall Street analysis covering consumer products companies. Prior to being named CEO on October 1, 2018, Mr. Rystrom was previously Chief Operating Officer and Chief Financial Officer
- ✓ **Todd Mitchell, Chief Financial Officer**
  - — Former Wall Street analysis covering technology companies. Prior to being named CFO on May 28, 2019, Mr. Mitchell was the Chief Financial Officer of Park City Group (NASDAQ; PCYG) a leading food safety technology company.
- ✓ **Kevin Mosley, Senior Vice President and Chief Revenue Officer**
  - — Mr. Mosley joined RBT in August of 2017 and brings over 30 years of experience in the ingredient and finished goods segments of human and companion animal food industry
- ✓ **Robert DePaul, VP of Operations**
  - — Mr. DePaul has been with RBT for more than 11 years and brings over 22 years of operations, food processing and inventory management experience
- ✓ **Sherry Rhoads, VP of Compliance, Regulatory, and External Affairs**
  - — Ms. Rhoads joined RBT on September 4, 2018 and bring over 30 years of food safety experience

riceBran technologies

14

15  Corporate Governance    Brent Rosenthal, Chairman of the Board – Mr. Rosenthal has over 20 years of investment experience including prominent food investments: Aramark, Nielsen, Park City Group and Huff Hispanic Food Consolidation. Additionally, Mr. Rosenthal has extensive public company Board and turnaround experience.Ari Gendason – Mr. Gendason is the Chief Investment Officer and Senior Vice President of Continental Grain Company where he has served since 2004. Previously, Mr. Gendason invested in both public and private technology companies.Beth Bronner – Ms. Bronner is member of the Audit Committee and a highly experienced board member and food industry executive with prior roles at Hain Celestial, Jamba Juice, Jim Beam, Nabisco, Revlon, Haagen-Dazs and Sunbeam.Peter Bradley – Mr. Bradley joined the Board in July 2019 with over 23 years of experience as an executive in consumer foods, dietary supplements, and food ingredients with prior roles at Novel Ingredients, Warwick International, and Sensient Technologies.David Chemerow – Mr. Chemerow is Chairman of the Audit Committee and has served in senior management positions with several public companies including ComScore and Rentrak. Brent Rystrom, CEO – Mr. Rystrom brings over 25 years of business finance experience, including over 20 years of service as a Director of Research and Senior Financial Analyst for several prominent investment banking firms, including Piper Jaffray and Feltl & Company.